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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-120692), the Registration Statement (Form S-3 No. 33-94782), the Registration Statement (Form S-3 No. 333-22211), the Registration Statement (Form S-3 No. 333-43267), the Registration Statement (Form S-3 No. 333-39282), the Registration Statement (Form S-3 No. 333-65592), and the Registration Statement (Form S-3 No. 333-125571) of Liberty Property Trust and Liberty Property Limited Partnership and in the related Prospectuses of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedule of Liberty Property Limited Partnership, Liberty Property Limited Partnership management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Liberty Property Limited Partnership, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                     /s/  Ernst & Young LLP

Philadelphia, Pennsylvania
March 10, 2006